UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting materials pursuant to § 240.14a-12.

Metabolic Research, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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METABOLIC RESEARCH, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 18, 2009

TIME	4:00p.m., Pacific Standard Time, on August 18, 2009.

LOCATION	Metabolic Research, Inc. 6320 McLeod Drive, Suite 7 Las Vegas, Nevada 89120

PURPOSE	To hold an annual meeting of the stockholders and vote on Directors for the coming year.

PROPOSAL	To consider and vote upon the election of Robert J. Bakker, T. W. Owen, and K. C. Quintana; each for a full annual term to their respective appointed seats on the Board of Directors.

RECORD DATE	You are entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a stockholder at the close of business on June 19, 2009.

VOTING
YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.  Instructions are set forth on the enclosed proxy card.  You may vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope.  If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so.  Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

INTERNET AVAILABILITY	Important Annual Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on August 18, 2009. The proxy statement is available at www.metabolicresearchinc.com/proxy.

By Order of the Board of Directors,

/s/ Robert Bakker
Robert Bakker

/s/ T.W. Owen
T.W. Owen

/s/ K.C. Quintana
K.C. Quintana

Las Vegas, Nevada
July 22, 2009

METABOLIC RESEARCH, INC.
6320 McLeod Drive, Suite 7
Las Vegas, Nevada 89120
(702) 263-7070

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

Metabolic Research, Inc., a Nevada corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s annual meeting of stockholders (the “Annual Meeting”).  This Annual Meeting has been called pursuant to Article II Section 1 of the Company’s Bylaws.  The Annual Meeting will be held at the offices of the Company, 6320 McLeod Drive, Suite 7, Las Vegas, Nevada 89120, on August 18, 2009 at 4:00 p.m., Pacific Standard Time.  You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposal outlined in this proxy statement (“Proxy Statement”).

Why is this meeting being called?

The Company’s Bylaws call for an annual meeting of stockholders of the Company for the purposes of electing directors, and transacting such other business as may properly come before the meeting.

The Board of Directors (“Board”) currently has three members that have each been appointed and are herein put forth to be elected to their respective seats for the coming year.

What shares can I vote?

Each stockholder holding either the Company’s Common Stock, par value $0.001 per share (“Common Stock”) or Preferred Stock, par value $0.001 per share (“Preferred Stock”), is entitled to one vote for each share of Common Stock and Preferred Stock owned as of the record date. The Common Stock and Preferred Stock are collectively referred to as “Voting Stock” in this Proxy Statement.  Holders of Voting Stock are referred to herein as “Stockholders.”

At the record date, 55,865,509 shares of Common Stock and 9,815,000 shares of Preferred Stock were issued and outstanding, which total 65,680,509 Voting Shares.

What proposals will be voted on at the Annual Meeting?

There are three proposals to be voted on at the Annual Meeting:

To consider and vote upon the elections of:
1.	Robert Bakker to fill the seat to which he was appointed on the Board of Directors.
2.	T. W. Owen to fill the seat to which she was appointed on the Board of Directors.
3.	K. C. Quintana to fill the seat to which he was appointed on the Board of Directors.

Each of these Directors, if elected, shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified or until his prior death, resignation or removal.

As to any other business that may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment.  The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Company’s Board of Directors?

The Board recommends a vote for the election of Mr. Bakker, Ms. Owen, and Mr. Quintana to serve as Board members.

What is the record date and what does it mean?

The record date for the Annual Meeting is June 19, 2009.  The record date is established by the Board of Directors as permitted by Nevada law and the Company’s Bylaws.  Holders of shares of the Company’s Voting Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

GENERAL INFORMATION - continued

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of more than 50% of the shares of Voting Stock issued and outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under Nevada law, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner.  Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters.  Routine matters include, among others, the election of directors and ratification of auditors.

Under the Company’s bylaws, directors must be elected by a majority of the votes cast at the election by the holders of shares of stock, present in person or by proxy, entitled to vote at the election.  Abstentions and broker non-votes are not included in the tabulation of the voting results for the election of directors and, therefore, do not have any effect on the proposal.

Under Nevada law and the Company’s bylaws, each matter other than the election of directors is determined by the vote of the holders of a majority of the voting power present or represented by proxy.  For these matters, abstentions are treated as shares present or represented by proxy, so abstentions have the same effect as negative votes.  For these matters, broker non-votes are not deemed to be present or represented by proxy and, therefore, do not have any effect on the outcome of these matters.

What is the voting requirement to elect a Director?

If the majority of votes of the shares of Voting Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting, are in the affirmative, for each candidate, Mr. Bakker, Ms. Owen, and Mr. Quintana, will be elected, provided a quorum is present and voting.  Abstentions and broker non-votes will not be counted toward each nominee’s total.

 How do I vote my shares?

You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card.

Who will tabulate the votes?

Island Stock Transfer will tabulate votes cast by proxy at the Annual Meeting and a representative of Island Stock Transfer will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting.  You may do so by one of the following three ways:

•	submitting another proxy card bearing a later date;
•	sending a written notice of revocation to the Company’s corporate Secretary at 6320 McLeod Drive, Suite 7, Las Vegas, Nevada 89120; or
•	attending AND voting in person at the Annual Meeting.

Who is paying for this proxy solicitation?

This proxy solicitation is being made by the Company.  This Proxy Statement and the accompanying proxy were first sent by mail to the Stockholders on or about July 24, 2009.  The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement.  In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in a Form 8-K within four days following the Annual Meeting.

PROPOSAL
ELECTION OF DIRECTORS

The Board is currently comprised of the following three directors:

Robert Bakker, T. W. Owen, K.C. Quintana

The Company has no vacant seats on its Board.  Each Director has been appointed to serve a term expiring at the next annual meeting of stockholders or until a qualified successor is elected or until his earlier resignation or removal.  The nominees have consented, if elected, to serve until his/her term expires.  The Board has no reason to believe that the nominees will not serve if elected, but if he/she should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Director-Nominee

Robert Bakker Age 55	Robert Bakker has served as the Company’s President and Director since March 26, 2009. He previously served as the Company’s Vice President of National Sales since April 1, 2008. Prior to joining the Company, Mr. Bakker was the Director of Retail Sales at Theochem Laboratories Inc. from April 15, 2007 to March 31, 2008, and was a Sales Manager at Jarden Home Brands Corporation from March 16, 2002 to December 31, 2006. Prior to his position with Jarden Home Brands Corporation, Mr. Bakker held various sales managerial positions, primarily with food wholesale and grocery companies.

T. W. Owen Age 61
T. W. Owen has been the Company’s Chief Financial Officer since May 15, 2007.  Owen has also served as Secretary, Treasurer, and Director, in each instance since May 15, 2007.  From December 18, 2006 to May 16, 2007 she was an outside consultant to Partners in Science Holdings, Inc., a company that had developed or acquired certain nutraceutical products but failed to establish a market for them. The Company acquired many of the intellectual property holdings of Partners in Science on May 16, 2007.  From 1971 until May 2007 Ms. Owen has been an independent consultant advising companies on matters of marketing and market planning, financial administration, due diligence, restructuring and business merger and acquisition analysis. From 1969 until 1971 Ms. Owen was the General Manager and half owner of Millett Brothers Printing and Advertising in Mesa, Arizona. From 1967 until 1969 Ms. Owen oversaw the Photomicrography, Photo-Resist, and Metallization and Diffusion Laboratories at Motorola in Phoenix, Arizona.

K. C. Quintana Age 42	K.C. Quintana has served as a Company Director of the Company since March 26, 2009. He has also served as Manager of IDZIN, Inc., a wholly owned subsidiary of the Company since July 19, 2007. In that role he has identified, recruited, and liaised with all of the company’s sports spokespeople as well as overseeing all internet based content and activities. In August 2007, Mr. Quintana founded Stemfit, LLC, which has served as the warehouse and fulfillment center for the Company on a piece-rate fee basis. In 2006 Mr. Quintana founded IDZIN, Inc., a privately held printing company acquired by the Company on May 18, 2007. In 2002, Mr. Quintana founded My Print Team, a privately held printing company and served as its president from 2002 to 2006. From 1992 until 2000 Mr. Quintana was a Senior Vice President with Solomon Smith Barney, and served a Prudential as a Senior Vice President from 2000 to 2002. Mr. Quintana earned a B.S. in Business Management from Florida Institute of Technology in 1988.

The Board recommends that Mr. Bakker, Ms. Owen, and Mr. Quintana be elected to the Board of Directors of the Company to serve until the next annual meeting of the stockholders.

BOARD AND CORPORATE GOVERNANCE MATTERS

Directors and Executive Officers

The Company’s executive officers and directors are:

Name	Age	Positions Held
Robert Bakker	55	Chief Executive Officer, Director
T. W. Owen	61	Chief Financial Officer, Director
K. C. Quintana	42	Director

Robert Bakker has been our Chief Executive Officer since March 26, 2009.  He has also served as a Director since March 26, 2009. He previously served as the Company’s Vice President of National Sales since April 1, 2008.

T. W. Owen has been our Chief Financial Officer since May 15, 2007.   Owen has also served as Secretary, Treasurer, and Director, in each instance since May 15, 2007.

K. C. Quintana has served as a Director since March 26, 2009.

All of the directors hold office until the next annual meeting of the stockholders or until their successors are elected and qualified.  Officers are appointed by the Board of Directors and hold office until their earlier death, retirement, resignation or removal.

BOARD AND CORPORATE GOVERNANCE MATTERS - continued

Directors and Executive Officers - continued

The Company has not established an audit committee and do not have any Board member that would qualify as an audit committee financial expert.

The Company has not adopted a Code of Ethics.

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to us.  The appropriate reports have not been filed by our officers and directors.  The Company will undertake a review of these mattes and cause the appropriate reports be filed.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth certain information concerning compensation of each person that served as the Company’s principal executive officers for 2007, 2008, and 2009.

Name and		Salary	Bonus	Stock Awards	All Other Compensation ($)
Position	Year	($)	( $)	($)	($)	Total(s)
Robert Bakker	2007	-0-	-0-	-0-	-0-	-0-
Chief Executive	2008	-0-	-0-	-0-	-0-	-0-
Officer	2009	40,000	-0-	36,000	-0-	76,000

T.W. Owen	2007	42,000	-0-	-0-	-0-	42,000
Chief Financial	2008	88,000	-0-	108,000	-0-	196,000
Officer	2009	62,000	-0-	48,000	-0-	110,000

Employment Agreements

On March 26, 2009, the Company entered into an employment agreement with Robert Bakker, under which Mr. Bakker serves as our Chief Executive Officer.  The agreement may be terminated by Mr. Bakker or the Company upon failure to cure a breach of contract within a 30 days of written notice to the other party.  Under the employment agreement, Mr. Bakker receives a $120,000 annual salary and an annual award of 1,200,000 shares of Common Stock.

On May 16, 2007, the Company assumed an employment agreement between Partners in Science Holdings, Inc. and T. W. Owen, under which Ms. Owen serves as our Chief Financial Officer.  That Agreement was superseded on April 15, 2009 with a new agreement.  The agreement may be terminated by Ms. Owen or the Company upon failure to cure a breach of contract within a 30 days of written notice to the other party.  Under the employment agreement, Ms. Owen receives a $120,000 annual salary and an annual award of 1,200,000 shares of Common Stock.

Outstanding Equity Awards

As of December 31, 2007, none of the Company’s directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

None of the Company’s directors received any compensation during the fiscal years ended December 31, 2007 or December 31, 2008 in addition to their compensation as executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of November 22, 2008 the number of shares of our Voting Stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding Voting Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group. Information relating to beneficial ownership of Voting Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.  Except as noted below, each person has sole voting and investment power.

BOARD AND CORPORATE GOVERNANCE MATTERS - continued

Security Ownership of Certain Beneficial Owners and Management - continued

As of November 22, 2008, we had outstanding 48,525,926 shares of our Common Stock and 10,690,000 shares of our Preferred Stock, which total 59,215,926 Voting Shares.

	Number of Shares Beneficially Owned
Name	Number		Percentage
Directors and Officers

Robert Bakker	1,622,740		2.5%

T.W. Owen	8,985,000		13.7%

K. C. Quintana	11,152,000	1	17.0%

Directors and Officers as a Group	21,759,740		33.2%

Persons Owning More Than 5% of the Voting Shares

David P. Summers	7,420,889	2	11.3%

1 Includes 3,000,000 shares of Common Stock and 8,152,000 shares of Preferred Stock.

Certain Relationships and Related Transactions

On January 12, 2007, the Company entered into a license agreement with David P. Summers and T.W. Owen related to certain technologies covered by the following provisional patent applications filed with the United States Patent and Trademark Office: (i) “Composition and Method of Producing Endogenous Therapeutic Anti-Inflammatory Eiconasids and their Metabolites by Exogenous or Oral Means,” (USPTO Serial Number 60/507,649); and (ii)”Method and Process for Producing anti-Inflammatory Products from Fungi.” This license agreement grants us an exclusive, irrevocable, perpetual license in North America and Mexico to develop products based on the technologies described in the patent application. In consideration for the license, the Company issued One Million (1,000,000) shares of Common Stock to Mr. Summers and One Million (1,000,000) shares of Common Stock to Ms. Owen.

On March 14, 2007, the Company entered into a second license with Mr. Summers and Ms. Owen to exploit the technology described above in certain European markets. The terms of such license are identical to the first license agreement, except for the territory. In consideration for the license, the Company issued One Million (1,000,000) shares of Common Stock to Mr. Summers and One Million (1,000,000) shares of Common Stock to Ms. Owen.

On April 12, 2007, the Company acquired all right and title from Mr. Summers and Ms. Owen for the technology described above. The terms of such acquisition had no reservations. In consideration for the acquisition, the Company issued an additional One Million Two Hundred Fifty Thousand (1,250,000) shares of shares of Common Stock to Mr. Summers and issued an additional One Million Two Hundred Fifty Thousand (1,250,000) shares of shares of Common Stock to Ms. Owen.

On May 16, 2007, the Company acquired certain products, intellectual properties, and contracts from Partners in Science Holdings, Inc. including a patent application entitled “Composition, Method, and Delivery of Low and High Molecular Weight Compounds Covalently Bonded to a Foundation Chaperone Molecule for Development of Increased Energy and Muscle Mass and Sustained Electrolytes in a Mammal”.  (USPTO Serial No.: 60/883,552) This is the Company’s current “Fitness Formula” providing 100% of all 2008 revenue. In consideration for the acquisition, we issued Twenty Six Million Two Hundred Thirty One Thousand (26,231,000) shares of Common Stock to the shareholders of Partners in Science Holdings, Inc.   Mr. Summers and Ms. Owen are due royalties on USPTO Serial No.: 601/883,552. The royalties are being paid on a monthly current basis to Mr. Summers pursuant to the terms of the Company’s March, 25, 2009 settlement agreement with Mr. Summers.  As of March 1, 2009 Mr. Summers had accrued royalties of $56,756.00. Mr. Summers receives $2,000 per month against the accrued royalties pursuant to the settlement terms.  Ms. Owen had also accrued $56,756.00 in royalties as of March 1, 2009 but does not receive payments against either accrued or current royalties.

On May 18, 2007, the Company acquired IDZIN, Inc., an internet based marketing company. K. C. Quintana was the majority shareholder of IDZIN, Inc.   IDZIN software, systems, and relationships were responsible for 100% of all 2008 revenue as well as the majority of 2009 revenue.  In consideration for the acquisition, the Company issued Ten Million Six Hundred Ninety Thousand (10,690,000) shares of Common Stock to the shareholders of IDZIN, Inc.

On August 1, 2007, the Company entered into a contract with Stemfit, LLC to supply warehouse and fulfillment services to the Company on a piece-rate basis.  K. C. Quintana is the sole owner of Stemfit, LLC.

Director Independence

None of our directors is “independent,” as that term is defined by the rules of any national securities exchange or NASDAQ.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, 6320 McLEOD DRIVE, SUITE 7, LAS VEGAS, NEVADA 89120, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2008 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

/s/ Robert Bakker
Robert Bakker

/s/ T.W. Owen
T.W. Owen

/s/ K.C. Quintana
K.C. Quintana

July 22, 2009
Las Vegas, Nevada

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

METABOLIC RESEARCH, INC.
C/O ISLAND STOCK TRANSFER
100 2ND AVENUE SOUTH STE 705S
ST. PETERSBURG, FLORIDA  33701

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METABOLIC RESEARCH, INC.

Vote on Proposal

To elect Robert Bakker to the Board of Directors to serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified.
	For ☐	Against ☐

Vote on Proposal To elect T. W. Owen to the Board of Directors to serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified.	For ☐	Against ☐

Vote on Proposal To elect K. C. Quintana to the Board of Directors to serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified.	For ☐	Against ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	PROXY

METABOLIC RESEARCH, INC.

6320 McLeod Drive, Suite 7, Las Vegas, Nevada 89120
This Proxy is Solicited on Behalf of the Board of Directors of
Metabolic Research, Inc.
for the Annual Meeting of Stockholders to be held August 18, 2009.

The undersigned holder of Common Stock, par value $0.001, or Preferred Stock, par value $0.001, of Metabolic Research, Inc. (the “Company”) hereby appoints T. W. Owen, with full power of substitution, to represent and to vote as specified in this Proxy all Voting Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 18, 2009 at 4:00 p.m., Pacific Standard Time,  at 6320 McLeod Drive, Suite 7, Las Vegas, Nevada 89120, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MR. BAKKER, MS. OWEN, AND MR.QUINTANA AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.  The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS THAT ROBERT BAKKER, T. W. OWEN, AND K. C. QUINTANA BE ELECTED TO THE COMPANY’S BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.  If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.